UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2024

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+91 99454-8382

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $5.71, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 18, 2024, Zoomcar Holdings, Inc. (the “Company”) entered into a securities purchase agreement with certain institutional accredited investors (the “Note Holders”) pursuant to which the Company issued and sold an aggregate of $3,600,000 in principal amount of notes (the “Notes”) and warrants to purchase up to an aggregate of 52,966,102 shares of Company common stock (the “Warrants”) for gross proceeds of $3,000,000. The closing occurred on June 20, 2024 (the “Closing Date”).

The Notes are due nine (9) months from the date of issuance, provided that the Company is required to use the proceeds at the closing date of one or more subsequent equity, debt or other capital raise(s) or any sale of tangible or intangible assets with net proceeds sufficient to repay all or any portion of the amounts due under the Note (the “Maturity Date”). The Notes bear interest at a rate of 15% per annum (up to 20% per annum during the occurrence of an Event of Default (as defined in the Notes)) computed on the basis of a 360-day year and twelve 30-day months and payable in arrears on the Maturity Date.

The Notes contain event of default (collectively, “Event of Default”) provisions, including, but not limited to, upon any failure to make any payments of principal or interest under the Notes when due, any material breach of any representations, warranties or covenants in any other transaction documents with the Note Holders, a default under any other indebtedness of the Company or its subsidiaries occurring after the date of issuance of the Notes, the commencement of or consent to any bankruptcy or liquidation proceedings, a final judgment rendered against the Company or its subsidiaries in an amount aggregating in excess of $250,000, or a Material Adverse Effect (as defined in the Notes). Upon the occurrence of an Event of Default, other than an Event of Default relating to a bankruptcy or liquidation of the Company, the Note Holders can require the Company to redeem the Notes at a premium of 125% of the amount then due under the Notes. In the case of an Event of Default relating to a bankruptcy or liquidation of the Company, the Note Holders can require the Company to redeem the note at 100% of the amount then due under the Notes. The Note is also subject to optional redemption at the option of the Note Holder in the event of a change of control (as defined in the Note).

If at any time the Note is outstanding, the Company engages in any capital raising activity, the Company is required to utilize the net proceeds from such capital raise to repay the Notes in full. In the event of a capital raise by the Company which yields net proceeds insufficient to repay the Notes in full, the Company is required to apply the proceeds in the raise pro rata among the Note Holders to pay the portion of the Notes that can be paid. The Company is also permitted to prepay the Notes at any time provided that the Company will pay all interest under the Note that would have accrued had the Note been held to the Maturity Date. If on any redemption date, the Company has insufficient assets to repay the Notes, the Company covenants to take all actions reasonably within its means to maximize the value of the Company’s assets to repay the Notes.

The Notes contain certain negative covenants including, but not limited to, a prohibition on incurring indebtedness (other than certain permitted indebtedness) or allowing or suffering to exist any liens or encumbrances (other than permitted liens), repaying or redeeming any outstanding indebtedness other than the Notes, redeeming or repurchasing any equity interests of the Company, declaring any dividends or distributions, changing the Company’s business, entering into any related party transactions or issuing any securities that would cause a breach or default of the Notes. The Notes also contain certain affirmative covenants, including, but not limited to, maintaining good standing, maintaining the Company’s property and intellectual property, maintaining current insurance policies and providing prompt notice in the event of an Event of Default or the commencement of voluntary bankruptcy or liquidation proceedings. The Notes are transferrable.

The Warrants are each exercisable for one share of common stock at an initial exercise price of $0.1416 per share. The Warrants may be exercised at any time on or after the later of (i) the six month anniversary of the issuance date or (ii) the date that the Company obtains Stockholder Approval (as herein after defined) and expiring at 5:00 p.m. (New York City time) on the five year anniversary of the date that of the last to occur of (a) the Resale Effective Date (as hereinafter defined) and (b) the date that Stockholder Approval is obtained.

Pursuant to the terms of the Warrant, the Company is required to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practicable date after the issuance date, but in no event later than one hundred (100) days after the Closing Date for the purpose of obtaining stockholder approval for the exercisability of the Warrants and for certain of the provisions included therein, including, the “alternative cashless exercise” provision and adjustments to the exercise price and number of shares issuable upon exercise of the Warrant following a Dilutive Issuance (as defined herein) or Share Combination Event (as defined herein). The Company is required to file a proxy statement within fifteen (15) days following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and thereafter to use its best efforts to obtain Stockholder Approval. In the event Stockholder Approval does not occur, the Company will be required to hold additional meetings at least one time every three (3) months until the earlier of the date Stockholder Approval is obtained or the Warrants are no longer outstanding. In the event that the Company is unable to obtain Stockholder Approval, the Warrants will not be exercisable and therefore will have no value.

The Warrant contains a standard cashless exercise provision permitting the holder to exercise the Warrant on a cashless basis if the market price of the Company’s common stock at the time of exercise is in excess of the exercise price of the Warrant and there is not an effective resale registration statement available for the resale of the Warrants. Additionally, the Warrant contains an “alternative cashless exercise” provision which gives the Warrant holder the right to exchange the Warrant on a one-for-one basis for shares of common stock at any time that the Warrant is exercisable without any cash payment and without regard to the then market price of the Company’s common stock or exercise price of the Warrant.

In addition, the Warrants include a provision that resets the Warrant exercise price with a proportionate adjustment to the number of shares underlying the Warrant in the event of a reverse split of the Company’s common stock at any time between the issuance date and the three year anniversary of the issuance date (a “Share Combination Event”). In the event of a Share Combination Event, the exercise price of the Warrant will be reset to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price (VWAP) during the period commencing five trading days immediately after the date the Company effects a reverse stock split, subject to a floor price of $0.1416 (which is the “Minimum Price” under Nasdaq rules) prior to receipt of Stockholder Approval or $0.02832 following receipt of Stockholder Approval (in each case, adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction, the “Floor Price”).

The Warrants are also subject to full ratchet anti-dilution protection for any issuances of Company securities (other than certain excluded issuances) at a price or effective price (as determined in accordance with the terms of the Warrant, the “Dilutive Issuance Price”) that is less than the then current exercise price of the Warrants following the issuance date (a “Dilutive Issuance”). In the event of a Dilutive Issuance, the exercise price of the Warrants will be reduced to the lower of the Dilutive Issuance Price and the lowest VWAP during the five consecutive trading days commencing after the date of the Dilutive Issuance, in each case, subject to the Floor Price.

The Warrants are also subject to customary adjustments for stock dividends, stock splits, distributions and the like. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of Company common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction, the holder will have the right to require the Company or a successor entity to repurchase its warrants at the Black Scholes value by paying the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of common stock of the Company in connection with the fundamental transaction; provided, however, that if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of the Company’s common stock in connection with the fundamental transaction.

A holder does not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Pursuant to a registration rights agreement between the Company and the purchasers, the Company is also obligated to file a registration statement registering the resale of the shares underlying the Warrants within the earlier of (a) fifteen (15) days after the filing of the Company’s Annual Report on Form 10-K for fiscal year ended March 31, 2024 and (b) forty-five (45) days after the Closing Date. The Company is required to ensure that the initial registration statement is effective within 45 calendar days of the filing date (up to 75 days if the SEC conducts a full review) (the effective date of such registration statement, the “Resale Effective Date”).

In connection with the Offering, the Company retained Aegis Capital Corp. to act as the placement agent (the “Placement Agent” or “Aegis”). For acting as the placement agent, the Company agreed to pay the Placement Agent, subject to certain exceptions: (i) a cash fee equal to ten percent (10%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, (ii) a non-accountable expense allowance of up to three percent (3%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, and (iii) five-year warrants to purchase up to 2,118,644 shares of common stock in substantially the same form as the Warrants at an exercise price of $0.1416 per share. The Company also agreed to pay a warrant solicitation fee of 5% of the proceeds received from the cash exercise of any Warrants and agreed to reimburse the expenses of the Placement Agent’s counsel up to $85,000. In addition to the foregoing fees, the Company has agreed to reimburse certain legal expenses of the Note Holders and expects to pay certain cash fees and issue a warrant to purchase 741,526 shares of common stock to a registered broker dealer related to certain tail rights held by such registered broker dealer.

The Notes and Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

The foregoing description of the offering does not purport to be complete and is qualified in its entirety by reference to the securities purchase agreement, Note, Warrants, registration rights agreement and placement agency agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1, Exhibit 10.3 and Exhibit 10.4 to this Current Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Notes is incorporated herein by reference into this Item 3.02.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2024, Greg Moran, the Company’s Chief Executive Officer, was terminated from his role. Pursuant to Mr. Moran’s employment agreement, Mr. Moran is required to resign from the Board of Directors of the Company (the “Board”) as a result of such termination.

Following such termination, effective June 20, 2024, the Board appointed Hiroshi Nishijima, the Company’s Chief Operating Officer, as interim Chief Executive Officer. Mr. Nishijima has been the Company’s Chief Operating Officer since May 2022. Mr. Nishijima has more than half a decade of experience in the app-based marketplace business, especially in the mobility sector. Prior to his current role at the Company, from April 2020 to April 2022, Mr. Nishijima served as the Chief Executive Officer of Via Mobility Japan, K.K., a private on-demand ride sharing service providing cost-effective mobility solutions for public transportation. From January 2016 to April 2020, he served in multiple leadership positions at Grab Holdings Ltd (Nasdaq: GRAB), an app-based transportation, grocery, food, and Fintech services platform. Mr. Nishijima’s roles at Grab included being the Head of Transport Business of Grab Indonesia and the Deputy Chief of Staff to the Chief Executive Officer of Grab. Prior to working at Grab, Mr. Nishijima worked at Boston Consulting Group, Inc., first serving as Project Leader of its Japan office from December 2010 to December 2012, then transferred to its New Delhi office in 2013, and Singapore office in 2014 as a Principal. From April 2006 to November 2010, Mr. Nishijima was a Project Manager at Roland Berger’s Tokyo, Japan and Dusseldorf, Germany offices. At Boston Consulting Group and Roland Berger, Mr. Nishijima was a core member of teams which supported clients in the automotive sector globally. From April 1999 to March 2005, he also served as a Project Leader at Honda Motor Ltd.. Mr. Nishijima received a Bachelor’s of Law (LLB) from Keio University in 1999.

On June 18, 2024, in connection with the offering, Graham Gullans resigned from the Board, effective as of the closing of the offering. Mr. Gullans resignation is not due to a disagreement with a Company.

Effective as of the closing of the offering, the Board appointed John Clarke and Mark Bailey to the Board as directors to fill vacancies left by the resignations of Mr. Gullans and David Ishag. Each of the new directors qualifies as “independent” under Nasdaq Stock Market rules. Mr. Clark, who has been appointed as a Class I director, and Mr. Bailey, who has been appointed as a Class III director, were each designated to the Board by Aegis pursuant to an arrangement between the Company and Aegis which provides that Aegis has the one-time right to designate two (2) independent directors to the Board and certain board observer rights. Other than the foregoing, neither Mr. Clark nor Mr. Bailey was appointed as a director pursuant to any arrangement or understanding between the new director and any other persons, naming such persons as director. There are no related-party transactions in which either of the new directors or any of their immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K. Each of the new directors will receive compensation in accordance with the Board “Non-Employee Director” fee schedule. The Board has not yet appointed Mr. Clarke or Mr. Bailey to any committees.

Item 8.01. Other Events

Upon closing of this offering, the Company expects to have approximately $1.7 million of cash and cash equivalents after giving effect to the payment of offering fees and expenses and the payment of certain working capital expenditures. The Company believes that current cash and cash equivalents will allow the Company to continue operations through November 2024, assuming that the Company does not make any payments on its currently outstanding indebtedness. The Company was also recently advised by its largest investor and director that he would no longer commit to continue his support to the Company in the event of any liquidity requirements arising in foreseeable future. Accordingly, the Company will need to raise additional capital imminently. The Company has entered into a non-binding letter of engagement with Aegis to explore a follow-on financing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Note
10.3	Form of Registration Rights Agreement
10.4	Form of Placement Agent Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2024	Zoomcar Holdings, Inc.

	By:	/s/ Hiroshi Nishijima
	Name:	Hiroshi Nishijima
	Title:	Interim Chief Executive Officer